EXHIBIT 99.1

Expanding the range of wireless solutions

FOR IMMEDIATE RELEASE

CONTACT:	Ned Mavrommatis, Chief Financial Officer ned@id-systems.com; 201-996-9000; fax 201-996-9144

I.D. Systems Reports Financial Results for Fourth Quarter and Fiscal Year 2009

Hackensack, NJ, March 10, 2010—I.D. Systems, Inc. (Nasdaq: IDSY) today announced its financial results for the fourth quarter and year ended December 31, 2009.

For the three-month period ended December 31, 2009, revenues were $2.9 million, compared to $7.9 million for the three months ended December 31, 2008.  Net loss for the fourth quarter of 2009 was $4.8 million, or ($0.43) per basic and diluted share, compared to net loss of $1.2 million, or ($0.11) per basic and diluted share, for the fourth quarter of 2008.  The fourth quarter loss was impacted by $1.3 million in acquisition costs, a charge of $621,000 for inventory obsolescence, and $540,000 in stock-based compensation.  Excluding these expenses, non-GAAP net loss for the fourth quarter of 2009 was $2.3 million, or ($0.21) per basic and diluted share.  Gross margin for the fourth quarter of 2009 was 28%.  Excluding the inventory reserve charge, gross margin for the period was 50%.

Revenues for the year ended December 31, 2009, were $10.3 million, compared to $27.0 million for 2008, and net loss for 2009 was $13.2 million, or ($1.20) per basic and diluted share, compared to net loss of $4.2 million, or ($0.38) per basic and diluted share, for 2008.  Excluding the aforementioned acquisition costs, inventory reserve charge, and $2.2 million in stock-based compensation, non-GAAP net loss for the year was $9.1 million, or ($0.83) per basic and diluted share.  Gross margin for the year was 46%.  Excluding the inventory reserve charge, gross margin for 2009 was 52%.

Jeffrey Jagid, I.D. Systems’ chairman and CEO, said, “Our short term results did not meet our goals, as the global recession impacted technology spending across industrial markets.  However, we established over 20 new customers in 2009, including global leaders in the automotive, aviation, food, and consumer packaged goods industries.  This expansion of our customer base is a continuing testament to the economic value of our wireless technology and reflects our strategy of diversifying sources of revenue and transitioning initial system deployments into enterprise-scale implementations to drive long-term growth.

“I.D. Systems also achieved a significant milestone in the rental fleet management market in 2009, executing a multi-year contract with a leading U.S. rental car company to deploy our latest rental fleet management solutions in 2010.

“In addition,” continued Mr. Jagid, “we made two strategic acquisitions, most notably the Asset Intelligence business unit of General Electric, as announced in January, 2010.  This is a transformational event for I.D. Systems, positioning us to become a preeminent provider of wireless technology for managing high-value corporate assets.  Integrating Asset Intelligence into our business expands our range of asset tracking solutions, provides a recurring revenue stream that should help reduce quarterly revenue volatility, gives us immediate access to new customers, and enables operational efficiencies that should reduce our consolidated expenses by an estimated $8 million in 2010.  With these revenue and cost synergies, we expect I.D. Systems to continue achieving strong gross margins and achieve profitability in 2011.

“Our balance sheet remains strong,” concluded Mr. Jagid.  “As of December 31, 2009, before we closed on the acquisition of Asset Intelligence, I.D. Systems had cash, cash equivalents and investments of $48.5 million, excluding the Company’s $11.6 million line of credit, and more than $47 million of working capital.”

While maintaining investments in growth opportunities, I.D. Systems’ management continued to focus on cost controls in 2009.

Selling, general and administrative (SG&A) expenses for the fourth quarter and year ended December 31, 2009, were $4.9 million and $16.5 million, respectively, which included $1.3 million in acquisition costs.  Excluding acquisition and stock-based compensation costs, SG&A expenses were $3.2 million for the quarter and $13.5 million for the year, 6% lower than the comparable figure for the year ended December 31, 2008.

Expanding the range of wireless solutions

Research and development (R&D) expenditures for the three months ended December 31, 2009, were $582,000.  R&D expenses for the year were $2.6 million, 10% lower than the comparable figure in 2008.

Investor Conference Call

I.D. Systems will host a conference call for investors and analysts at 4:45 p.m. Eastern Standard Time on March 10, 2010.  Jeffrey Jagid, I.D. Systems’ chairman and CEO, will lead a discussion on the year’s results and highlights.  After opening remarks, there will be a question and answer period.  The conference call will be broadcast live over the Internet via the Investors section of I.D. Systems’ web site at www.id-systems.com.  To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

Non-GAAP Measures

To supplement its consolidated financial statements presented in accordance with GAAP, I.D. Systems provides certain non-GAAP measures of financial performance.  These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share.  Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance.  Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook.  All non-GAAP measures included in this press release are accompanied by information for a reconciliation to the nearest GAAP measures.

About I.D. Systems

Based in Hackensack, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems is a leading provider of wireless solutions for securing, controlling, tracking, and managing high-value enterprise assets, including vehicles, powered equipment, trailers, containers, baggage, and cargo.  The Company’s patented technologies address the needs of organizations to monitor and analyze their assets to improve safety, security, efficiency, and productivity.  For more information, visit www.id-systems.com.

“Safe Harbor” statement:

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be forward-looking statements.  For example, forward-looking statements include: statements regarding prospects for additional customers; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; and plans, strategies and objectives of management for future operations, including integration plans in connection with acquisitions.  The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2008. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems.  I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

-- Tables to Follow --

Expanding the range of wireless solutions

I.D. Systems, Inc. and Subsidiaries
Statement of Operations Data

	Three Months Ended		Twelve Months Ended
	December 31, (Unaudited)		December 31,
	2008	2009	2008	2009
Revenues:
Product revenues	$5,988,000	$2,103,000	$20,072,000	$6,470,000
Service revenues	1,933,000	754,000	6,974,000	3,846,000
	7,921,000	2,857,000	27,046,000	10,316,000
Cost of revenues:
Cost of products	3,160,000	1,591,000	9,996,000	3,882,000
Cost of services	925,000	463,000	3,470,000	1,672,000
	4,085,000	2,054,000	13,466,000	5,554,000

Gross profit	3,836,000	803,000	13,580,000	4,762,000

Selling, general and administrative expenses	4,311,000	4,924,000	16,760,000	16,543,000
Research and development expenses	792,000	582,000	2,883,000	2,604,000

Loss from operations	(1,267,000)	(4,703,000)	(6,063,000)	(14,385,000)
Interest income	373,000	19,000	2,226,000	933,000
Interest expense	—	(43,000)	—	(130,000)
Other income (loss)	(338,000)	(32,000)	(338,000)	390,000

Net loss	$(1,232,000)	$(4,759,000)	$(4,175,000)	$(13,192,000)

Net loss per share – basic and diluted	$(0.11)	$(0.43)	$(0.38)	$(1.20)

Weighted average common shares outstanding – basic and diluted	10,896,000	11,075,000	10,887,000	10,991,000

Expanding the range of wireless solutions

I.D. Systems, Inc. and Subsidiaries
Balance Sheet Data

	As of December 31,
	2008	2009
ASSETS
Current assets:
Cash and cash equivalents	$12,558,000	$19,481,000
Restricted cash	230,000
Investments – short term	8,550,000	33,909,000
Accounts receivable, net of allowance for doubtful accounts of $239,000 and $106,000 in 2008 and 2009, respectively	8,245,000	3,252,000
Unbilled receivables	168,000	-
Inventory, net	3,273,000	4,487,000
Interest receivable	217,000	97,000
Prepaid expenses and other current assets	261,000	686,000

Total current assets	33,502,000	61,912,000

Investments –long term	34,911,000	6,752,000
Fixed assets, net	1,050,000	917,000
Goodwill	200,000	619,000
Intangible assets, net	178,000	375,000
Other assets	107,000

	$69,948,000	$70,575,000
LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$2,175,000	$2,094,000
Line of credit	—	11,638,000
Deferred revenue	424,000	501,000
Total current liabilities	2,599,000	14,233,000

Deferred rent	33,000	---
Deferred revenue	231,000	461,000

	2,863,000	14,694,000
Commitments and Contingencies (Note J)

STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000 shares, $0.01 par value; none issued	—	—
Common stock; authorized 50,000,000 shares, $0.01 par value; 12,082,000 and 12,284,000 shares issued at December 31, 2008 and 2009, respectively; 10,893,000 and 11,075,000 shares outstanding at December 31, 2008 and 2009, respectively	120,000	120,000
Additional paid-in capital	101,437,000	103,596,000
Accumulated deficit	(23,667,000)	(36,859,000)
Accumulated other comprehensive income	46,000	(60,000)
	77,936,000	66,797,000

Treasury stock; 1,189,000 shares and 1,209,000 shares at cost at December 31, 2008 and 2009, respectively	(10,851,000)	(10,916,000)
Total stockholders’ equity	67,085,000	55,881,000
Total liabilities and stockholders’ equity	$69,948,000	$70,575,000

Expanding the range of wireless solutions

I.D. Systems, Inc. and Subsidiaries
Statement of Cash Flows Data

	Year Ended December 31,
	2007	2008	2009
Cash flows from operating activities:
Net loss	$(7,341,000)	$(4,175,000)	$(13,192,000)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Inventory reserve	517,000	126,000	621,000
Accrued interest income	20,000	(75,000)	120,000
Stock based compensation	3,288,000	2,989,000	2,157,000
Depreciation and amortization	544,000	540,000	533,000
Deferred rent expense	(22,000)	(22,000)	(22,000)
Deferred revenue	104,000	197,000	307,000
Change in fair value of investments	—	338,000	(338,000)
Deferred contract costs	33,000	—	—
Changes in:
Restricted cash	—	(230,000)	230,000
Accounts receivable	2,226,000	(5,370,000)	5,049,000
Unbilled receivables	462,000	412,000	168,000
Inventory	1,493,000	1,212,000	(1,815,000)
Prepaid expenses and other assets	(20,000)	10,000)	(320,000)
Accounts payable and accrued expenses	(700,000)	(843,000)	(369,000)
Net cash provided by (used in) operating activities	604,000	(4,891,000)	(6,871,000)

Cash flows from investing activities:
Purchase of fixed assets	(548,000)	(188,000)	(358,000)
Business acquisition	—	(573,000)	(518,000)
Purchase of investments	(15,691,000)	(28,513,000)	(59,408,000)
Maturities of investments	16,523,000	44,649,000	62,439,000
Net cash provided by investing activities	284,000	15,375,000	2,155,000

Cash flows from financing activities:
Repayment of term loan	(221,000)	(19,000)	—
Proceeds from exercise of stock options	367,000	1,377,000	2,000
Collection of officer loan	8,000	—	—
Borrowings on line of credit	—	—	12,900,000
Principal payments on line of credit	—	—	(1,262,000)
Purchase of treasury shares	(5,583,000)	(4,387,000)
Net cash (used in) provided by financing activities	(5,429,000)	(3,029,000)	11,640,000

Effect of foreign exchange rate changes on cash and cash equivalents	—	—	(1,000)
Net (decrease) increase in cash and cash equivalents	(4,541,000)	7,455,000	6,923,000
Cash and cash equivalents - beginning of period	9,644,000	5,103,000	12,558,000
Cash and cash equivalents - end of period	$5,103,000	$12,558,000	$19,481,000